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                                                                  EXHIBIT 99.B11



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Financial Statements", and "Independent Auditors" and to the use of our report dated November 2, 1998 in the Registration Statement (Form N-1A) of Universal Capital Investment Trust Fund and its incorporation by reference in the related Prospectus of Universal Capital Growth Fund, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (File No. 33-37668) and in this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6212).




                                                  /s/ Ernst & Young LLP


Chicago, Illinois
November 25, 1998